AR

                               AEGIS REALTY, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                  COMMON STOCK
                        THIS CERTIFICATE IS TRANSFERABLE
                         IN BOSTON, MA AND NEW YORK, NY

                                  COMMON STOCK
                  SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER
                       RESTRICTIONS AND OTHER INFORMATION

This Certifies that                                         CUSIP 00760P 10 4


is the owner of

     FULLY PAID AND NON-ASSESSABLE $.01 PAR VALUE SHARES OF COMMON STOCK OF

Aegis Realty, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter (the "Charter") and the bylaws (the "Bylaws" ) of the Corporation and any amendments thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                              ASSISTANT SECRETARY

                             CHAIRMAN OF THE BOARD
                                 AND PRESIDENT

COUNTERSIGNED AND REGISTERED:

BankBoston, N.A.
(Boston, MA or New York, NY)

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED OFFICER

         The Corporation is authorized to issue classes of Capital Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a full written statement of the information required by
Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock, and with respect to any preferred or special class in a series, the differences in the relative rights and preferences between the shares of each series, to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be directed to Related Aegis LP, 625 Madison Ave., New York, NY 10022, Attn: Investor Services Department.

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Code. Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.9 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation.

         This certificate and the shares of Common Stock represented hereby are issued and shall in all respects be subject to all the provisions of the Charter and the Bylaws of the Corporation as each may be amended from time to time, to which the stockholder, by acceptance hereof, assents. Except as otherwise defined herein, all capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Any such request should be directed to Related Aegis LP, 625 Madison Ave., New York, NY 10022, Attn: Investor Services Department.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as  tenants in common
TEN ENT - as tenants by the  entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -___________________Custodian_______________________
                         (Cust)                        (Minor)
                                  under Uniform Gifts to Minors
                                  Act________________________________
                                                  (State)

    Additional abbreviations may also be used though not in the above list.

For value received,  hereby sell,  assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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------------------------------------------------------------------------- shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated_____________________

NOTICE:
       -------------------------------------------------------------------------
       THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
       WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s)  Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.